                                                                     EXHIBIT 4.2
--------------------------------------------------------------------------------


                            FLOTEK INDUSTRIES, INC.


        ---------------------------------------------------------------

                       SECURITIES PURCHASE AND EXCHANGE
                                   AGREEMENT

                          Dated as of April 30, 2000

        ---------------------------------------------------------------




                                     UNITS

                                 consisting of

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      and

                                   WARRANTS



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

                                   ARTICLE I


               THE UNITS: PURCHASE AND SALE OF UNITS
               -------------------------------------
1.1    Authorization and Description of the Units........................................... 1
       ------------------------------------------
1.2    Exchange of Senior Notes and Existing Warrants for Units............................. 2
       --------------------------------------------------------
1.3    Closing and Certain Subsequent Events................................................ 2
       -------------------------------------

                                         ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     ---------------------------------------------

2.1    Organization, Authority and Capitalization of the Company;
               Stock Ownership.............................................................. 3
               ---------------
2.2    Subsidiaries......................................................................... 3
       ------------
2.3    Qualification; Enforceability........................................................ 4
       -----------------------------
2.4    Financial Statements................................................................. 4
       --------------------
2.5    Compliance with Laws, Other Instruments;
       No Conflicts, etc.................................................................... 4
       -----------------
2.6    Consents and Approvals............................................................... 5
       ----------------------
2.7    Litigation........................................................................... 5
       ----------
2.8    Private Offering..................................................................... 5
       ----------------
2.9    No Defaults; Debt, etc; Liens........................................................ 5
       -----------------------------
2.10   Environmental Matters................................................................ 6
       ---------------------
2.11   Taxes................................................................................ 7
       -----
2.12   ERISA................................................................................ 7
       -----
2.13   Trade Rights......................................................................... 7
       ------------
2.14   Commission Filings................................................................... 8
       ------------------
2.15   Affiliate Transactions............................................................... 8
       ----------------------
2.16   Full Disclosure...................................................................... 8
       ---------------

                                  ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
     ------------------------------------------------

3.1    Investment Representation ........................................................... 8
       -------------------------

                                  ARTICLE IV
                                   COVENANTS
                                   ---------

4.1    Financial Statements; Information.................................................... 11
       ---------------------------------
4.2    Corporate Existence.................................................................. 12
       -------------------
4.3    Compliance with Laws; Government Filings............................................. 13
       ----------------------------------------
4.4    Environmental Matters................................................................ 13
       ---------------------

                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

5.1    Expenses............................................................................. 13
       --------
5.2    Reliance on and Survival of Representations and Covenants............................ 14
       ---------------------------------------------------------
5.3    Amendment and Waiver................................................................. 14
       --------------------
5.4    Directly or Indirectly............................................................... 14
       ----------------------
5.5    Successors and Assigns............................................................... 14
       ----------------------
5.6    Notices.............................................................................. 15
       -------
5.7    LAW GOVERNING........................................................................ 15
       -------------
5.8    SUBMISSION TO JURISDICTION;
               Service of Process............................................................15
               ------------------
5.9    Headings, etc........................................................................ 15
       -------------
5.10   Entire Agreement..................................................................... 16
       ----------------
5.11   Indemnification...................................................................... 16
       ---------------
5.12   Interpretive Provision; Currency..................................................... 17
       --------------------------------
5.13   Severability......................................................................... 17
       ------------
5.14   Counterparts......................................................................... 17
       ------------
5.15   Finder's Fee......................................................................... 17
       ------------

Appendices:
----------

Appendix I             Definitions

Schedules:
---------

Schedule 1.2           Purchasers
Schedule 2.1(a)        Organization; Good Standing
Schedule 2.1(b)        Stock Rights
Schedule 2.1(c)        Capitalization of the Subsidiaries
Schedule 2.2           Status of Subsidiaries
Schedule 2.5           Compliance with Laws, Etc.
Schedule 2.9           Debts; Liens

Exhibits:
--------

Exhibit A              Articles of Amendment; Terms of Series A Convertible
                       Preferred Stock
Exhibit B              Form of Replacement Warrant
Exhibit C              Form of Registration Rights Agreement

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of April 30, 2000, between FLOTEK INDUSTRIES, INC., an Alberta corporation, and each of the PURCHASERS who have executed this Agreement.

                  WHEREAS, the capitalized terms used herein have the meaning given to such terms in Appendix I; and
                       ----------

                  WHEREAS, the Company has authorized the issuance of and wishes to sell to each Purchaser the number of Units set forth opposite such Purchaser's name in Schedule 1.2, in exchange for the surrender of the Senior
                    ------------
Notes and Existing Warrants held by such Purchaser (i.e. a total of 2,365.770 Units are to be exchanged for Senior Notes in an aggregate amount, including accrued interest, of $2,365,770 and Existing Warrants to purchase 73,333,332 shares of Common Stock); and

                  WHEREAS, each Purchaser wishes to exchange the Senior Notes and Existing Warrants held by it for the number of Units set forth opposite such Purchaser's name in Schedule 1.2, subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the Company and the Purchasers, intending to be mutually bound, agree as follows:

                                   ARTICLE I

                        THE UNITS: PURCHASE AND SALE OF UNITS
                        -------------------------------------
                  1.1   Authorization and Description of the Units.
                        ------------------------------------------
                  The Company has authorized the issuance to the Purchasers of 2,365.77 Units, consisting of 2,365.77 shares of Series A Convertible Preferred Stock (and the shares of Conversion Stock issuable upon the conversion thereof) and Replacement Warrants to purchase an aggregate of 78,859,012 shares of Common Stock, in the individual amounts set forth opposite each Purchaser's name on
Schedule 1.2, in exchange for the surrender of the Senior Notes, in the aggregate amount, including principal and interest through the date hereof, of $2,365,770 and Existing Warrants to purchase 73,333,332 shares of Common Stock. The terms of the Series A Convertible Preferred Stock are set forth in the form of Articles of Amendment set forth as Exhibit A attached hereto and the form of
                                      ---------
each Replacement Warrant is attached as Exhibit B hereto. As soon as practicable
                                        ---------
after the date hereof, the Company shall file the Articles of Amendment pursuant to the Business Corporation Act (Alberta) to create the Series A Preferred Stock.

                  1.2  Exchange of Senior Notes and Existing Warrants for Units.
                       --------------------------------------------------------
                  At the Closing, the Company will sell to each of the Purchasers and each Purchaser severally will purchase from the Company, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Company contained herein, the number of Units set forth opposite such Purchaser's name on Schedule 1.2, in
                                                            ------------
consideration of $1,000 per Unit (as to each Purchaser, the "Purchase Price"),
                                                             --------------
for an aggregate purchase price of $2,365,770. The Purchase Price shall be payable by the surrender and delivery by each Purchaser to the Company of the Senior Notes and the Existing Warrants held by such Purchaser as set forth on such Schedule 1.2. Subject to the Closing, the Senior Notes shall be deemed to
     ------------
have been surrendered and canceled as of the date of this Agreement and shall not shall not accrue interest after the date hereof. This Agreement is intended to qualify as a plan of reorganization and the transactions contemplated herein are intended to constitute a tax-free reorganization described in section 368(a)(1)(E) of the Internal Revenue Code.

                  1.3  Closing and Certain Subsequent Events.
                       -------------------------------------

                  (a)  The sale and purchase of Units (the "Closing") shall take
                                                            -------
place at the offices of Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, 11th Floor, New York, New York 10169, as soon as practicable after the Company shall have filed the Articles of Amendment creating the Series A Preferred Stock. At the Closing (i) the Company will deliver to each Purchaser a duly-completed and duly-executed certificate representing the shares of Series A Convertible Preferred Stock, and a duly-executed Replacement Warrant, in the respective amounts to be purchased by such Purchaser, each dated the date of the Closing and registered in the name of such Purchaser, against surrender by each Purchaser of the Senior Notes and Existing Warrants held by it, (ii) each of the Purchasers shall deliver to the Company UCC termination statements and any other documents necessary to terminate the security interest of such Purchaser relating to the Senior Notes being converted and any related financing statements, and (iii) the Company and the Purchasers shall enter into a Registration Rights Agreement in the form of Exhibit C. It shall be a condition to the obligations of the Purchasers to consummate the purchase and sale of the Units in accordance with the terms and conditions of this Agreement that the representations and warranties of the Company set forth in Article II hereof be true and correct as of the Closing to the same extent as if made on the date of Closing, and that the Company deliver to the Purchasers a certificate of an appropriate officer of the Company to that effect. It shall be a condition to the effectiveness of the Closing as to any Purchaser that all Purchasers consummate the purchase and sale of their respective Units in accordance with the terms and conditions of this Agreement.

                  (b) Upon the surrender by the Purchasers of their respective Senior Notes and Existing Warrants, the Company shall deliver to each Purchaser a copy of all such Senior Notes marked "Paid in Full" and a copy of all such Existing Warrants marked "Canceled." The Company shall file with all appropriate governmental offices the UCC termination statements referenced in subsection (a) above and shall deliver a copy of the file-stamped copies thereof to each Purchaser promptly upon receipt.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

                  The Company represents and warrants to each Purchaser as follows:

                  2.1 Organization, Authority and Capitalization of the Company; Stock Ownership.
                       -------------------------------------------------

                  (a) The Company is a corporation duly continued, validly existing and, subject to Schedule 2.1(a), in good standing under the laws of the
                         ---------------
Province of Alberta, Canada, and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted, to enter into this Agreement and the other Exhibits to which it is or is to be a party, to issue and sell the Securities, to perform its obligations under this Agreement, the Securities and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. Upon the filing of the Articles of Amendment, the Company will have, by all necessary corporate action (no action of stockholders of the Company being required by law, by its charter or by-laws, or otherwise in connection therewith), duly authorized the execution and delivery of this Agreement and the other Exhibits to which it is or is to be a party, the issuance and sale of the Securities and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (b) The authorized capital stock of the Company consists solely of (i) an unlimited number of shares of Common Stock and (ii) an unlimited number of shares of preferred stock, all of which are undesignated as to series. There are 50,243,295 shares of Common Stock outstanding as of April 30, 2000. All of the Company's authorized capital stock has been duly and validly authorized, and either is, or will be when issued, duly and validly issued and outstanding and is, or will be when issued, fully paid and nonassessable. None of the Company's authorized capital stock is subject to any Stock Rights, other than as set forth in Schedule 2.1(b). All securities of the
                                         ---------------
Company have been issued in compliance with the Securities Act and applicable state and provincial securities laws. The Conversion Stock has been duly authorized and reserved for issuance, is not subject to any Stock Rights and, when issued in the manner referred to in the Series A Convertible Preferred Stock and the Replacement Warrants, will be validly issued, fully paid and nonassessable.

                  (c)  Schedule 2.1(c) sets forth the authorized, issued and
                       ---------------
outstanding capital stock of each Subsidiary, including the record ownership thereof, and the ownership interests of the Company (direct and indirect), in any other Person. There are no liens on any capital stock of any Subsidiary or on the Company's ownership interests in any other Person. None of the shares of capital stock of any Subsidiary are subject to any Stock Rights.

                  2.2  Subsidiaries.
                       ------------

                  Except as set forth in Schedule 2.2, each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, and to carry on its business as conducted by it.

                  2.3  Qualification; Enforceability.
                       -----------------------------

                  (a) Each of the Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the nature of the activities or the character of the properties owned or leased makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

                  (b) This Agreement, the Series A Convertible Preferred Stock, the Replacement Warrants and the other Exhibits hereto have been (or at the Closing will be, as the case may be) duly executed and delivered by the Company, and, assuming due execution and delivery by the Purchasers of this Agreement and the Exhibits that require execution by the Purchasers, constitute (or upon execution and delivery at the Closing, will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or by the application of equitable principles (whether such application is considered in equity or in law).

                  2.4  Financial Statements.
                       --------------------

                  The Company has furnished to each Purchaser a true and complete copy of the Financial Statements. The Financial Statements were prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, and present fairly in all material respects the financial position of the Company and its Subsidiaries for the respective periods specified. Except as specifically described in the Financial Statements, neither the Company nor any Subsidiary has as of the date thereof any material liabilities, contingent or otherwise, which under GAAP are required to be disclosed therein.

                  2.5  Compliance with Laws, Other Instruments;
                       No Conflicts, etc.
                       ---------------------------------------

                  (a) Neither the Company nor any Subsidiary is (i) , subject to Schedule 2.5, in violation of any term or provision of its corporate charter
   ------------
or by-laws or (ii) in violation of or default under (A) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or (B) to the Company's knowledge, subject to Schedule 2.5 and Schedule 2.1 (a), any
                                       ------------     ----------------
existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties (including, without limitation, any statute, law, rule, regulation, ordinance or order relating to occupational health and safety standards, or equal employment practice requirements), the consequences of which violation or default, either in any one case or taken together with all other such violations or defaults, (x) could have a Material Adverse Effect or (y) could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Series A Convertible Preferred Stock, the Replacement Warrants or any other Exhibit to which the Company is a party.

                  (b) Neither the execution, delivery or performance by the Company of this Agreement, the Securities, or any other Exhibit to which it is a party, nor compliance by the Company with the respective terms hereof and thereof will result in (i) any violation of or be in conflict with or constitute a default under (A) any term or provision of the corporate charter or by-laws of the Company or any Subsidiary, (B) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected, or (C) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties, or (ii) the creation of (or impose any obligation on the Company or any Subsidiary to create) any lien upon any of the properties or assets of the Company or any Subsidiary.

                  2.6  Consents and Approvals.
                       ----------------------

                  Other than the filing of Articles of Amendment, no consent, approval or authorization of, or filing or registration with, or the taking of any other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company or any Subsidiary) is required (i) for or in connection with the valid execution and delivery by the Company of, or the performance by the Company of any obligation under, this Agreement, the Securities or any other Exhibit to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the offer, issuance, sale and delivery of the Securities, or
(ii) as a condition to the legality, validity or enforceability as against the Company of this Agreement, the Securities or any other Exhibit to which it is a party.

                  2.7  Litigation.
                       ----------

                  There are no actions, suits or proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any Subsidiary or affecting any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which (i) question the validity or legality of this Agreement, the Series A Convertible Preferred Stock or the Replacement Warrants or any other Exhibit or any action taken or to be taken pursuant hereto or thereto or (ii) might result, either in any one case or in the aggregate, in (A) a material impairment of the ability of the Company to perform its obligations under this Agreement or any other Exhibit to which it is a party, or (B) a Material Adverse Effect.

                  2.8  Private Offering.

                  Neither the Company nor any other Person acting on behalf of the Company has taken, or will take, any action which would subject the issuance or sale of the Securities to Section 5 of the Securities Act or to the registration or qualification requirements of any applicable state or provincial securities law.

                  2.9  No Defaults; Debt, etc; Liens.
                       -----------------------------

                  (a)  Schedule 2.9 correctly lists (i) all secured and
                       ------------
unsecured funded debt of the Company and any Subsidiary and (ii) any liens (other than Permitted Liens) on any assets of the Company or any Subsidiary, in each case, as of the date hereof. No default or event of default, after giving effect to the issuance and sale of the Units and the consummation of the other transactions contemplated by this Agreement and the Exhibits, will exist (or, but for the waiver thereof, would exist) under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to, any such debt or liens.

                  (b) There is no pending foreclosure with respect to any assets or properties of the Company or any Subsidiary, and as of the Closing there will not be any pending foreclosure with respect thereto.

                  2.10 Environmental Matters.
                       ---------------------

                  (a) To the best of the Company's knowledge, the Company and the Subsidiaries hold all Environmental Permits required under all Environmental Laws except to the extent failure to have any such Environmental Permit has not had and will not have a Material Adverse Effect.

                  (b) To the best of the Company's knowledge, the Company and the Subsidiaries currently are, and at all times heretofore have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.

                  (c) Neither any of the Company nor any Subsidiary has ever received, and, to the Company's knowledge, no predecessor in interest of any the Company and the Subsidiaries has ever received in respect of any of the Company Premises, from any Governmental Body or other Person any written notice of, and the Company has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to interfere with or prevent compliance or continued compliance in all material respects with the Environmental Permits referred to in Section 2.10(a) or any scheduled renewals thereof or any Environmental Laws,
   ---------------
or that could reasonably be expected to give rise to any liability on the part of any of the Company and the Subsidiaries or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "Environmental Claims") involving any of the
                              --------------------
Company and the

Subsidiaries based on or related to (i) a violation or alleged violation of any Environmental Law or (ii) the manufacture, refining, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, other than liabilities or Environmental Claims referred to in this Section 2.10(c) that
                                                        ---------------
have not had and will not have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (d) To the best of the Company's knowledge, there has not been any civil, criminal or administrative action, suit, demand, summons, citation, claim, hearing, notice or demand letter, information request, notice of violation, judgment, order, lien, investigation, study or proceeding pending or threatened against any of the Company or the Subsidiaries, or against any predecessor in interest thereof, in its capacity as such, relating to any such Environmental Permits or any scheduled renewals thereof or any Environmental Laws that has had or will have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (e) To the best of the Company's knowledge, (i) no part of the Company Premises or, so far as is known to the Company, the area surrounding the Company Premises is being used, or has been used at any time in the past, to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or conduct any other activity involving any Hazardous Substance except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect; and (ii) neither the Company nor any Subsidiary is conducting or has ever conducted any such activities anywhere else except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect.

                  2.11 Taxes. Each of the Company and its Subsidiaries has
                       -----
timely filed in proper form all income, franchise, sales, use, property, excise, payroll, withholding and other Tax returns that it is required to file with any Governmental Body (collectively, "Tax Returns"). All of such Tax Returns are
                                  -----------
true and correct. All Taxes due or payable by the Company or any of its Subsidiaries on or before the date hereof pursuant to such Tax Returns or otherwise have been paid. There is no unpaid interest, penalty or addition to Tax due or claimed to be due by the Company or by any of its Subsidiaries, nor is there any unpaid Tax deficiency, determination or assessment outstanding against the Company or any of its Subsidiaries. No audits of any Tax Return are pending or threatened, nor are any waivers of any statute of limitations or extensions of time for the determination or assessment of Tax deficiencies in effect for the Company or for any of its Subsidiaries. There is no Action against the Company or any of its Subsidiaries for the purpose of assessment or collection of Taxes by any Governmental Body. Neither the Company nor any of its Subsidiaries is a party to any written consent with any Governmental Body to extend the period for assessment or collection of any Taxes, or to any written agreement with any Governmental Body concerning liability for Taxes. Neither the Company nor any of its Subsidiaries is a party to any Tax-sharing or Tax-benefit agreement, arrangement or understanding. The Company and each of its Subsidiaries has (i) complied in all respects with all applicable Laws relating to the withholding of income Taxes, social security Taxes and Medicare

Taxes and (ii) paid over to the appropriate Governmental Bodies all such withholding Taxes that are required to be paid as of the date hereof.

                  2.12  ERISA. The Company and its Subsidiaries are in
                        -----
compliance with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower or any Subsidiary.

                  2.13  Trade Rights. There are no pending or threatened claims
                        ------------
against the Borrower or any of its Subsidiaries alleging infringement of, or conflict with the rights of others under, any patent, patent application, trademark, service mark, copyright, trade secret or similar intangible franchise, license or right ("Trade Rights") and, to the best of the Company's,
                              ------------
no reasonable basis exists for any such allegation. The Company and each of its Subsidiaries owns exclusively or has a valid and subsisting exclusive license to use all of the Trade Rights that it uses in connection with its business.

                  2.14  Commission Filings. The Company has timely filed all
                        ------------------
filings required to be made by it with the Commission. At the time of filing, all of the information set forth in each Company filing with the Commission was true and correct in all material respects and did not omit to state a material fact necessary to make the statements therein not misleading.

                  2.15  Affiliate Transactions. There is no direct or indirect
                        ----------------------
transaction or proposed transaction between the Company and any of its employees, directors or officers, or any of their respective immediate family members, or any affiliates of any of them (each a "Related Party"), not conducted on an arm's-length basis on terms and conditions no more favorable or unfavorable to the Company than would have been obtainable generally from unrelated third parties. The Company is not indebted, directly or indirectly, to any Related Party other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the best of the Company's knowledge, no Related Party is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that Related Parties may own stock in publicly traded companies that may compete with the Company.

                  2.16  Full Disclosure.
                        ---------------

                  (a) All of the information provided to Purchasers under this Agreement and the Exhibits hereto is true and correct in all material respects.

                  (b) The Company has not failed to disclose to Purchaser in writing any material fact in connection with the Company, the Securities or any of the transactions contemplated by this Agreement.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

                  Each Purchaser, severally as to itself, represents and warrants as follows:

                  3.1  Investment Representation. (a) The Purchaser of the
                       -------------------------
Series A Convertible Preferred Stock and of the Replacement Warrants hereby acknowledges that the Series A Convertible Preferred Stock and the Replacement Warrants are not being registered (i) under the Securities Act of 1933, as amended (the "Act") or (ii) under any applicable state securities law; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company in the Agreement.

                  (b) The Purchaser will not sell or transfer all or any part of the Series A Convertible Preferred Stock or Replacement Warrants unless and until he shall first have given notice to the Company describing such sale or transfer and, if reasonably requested by the Company, furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by the Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under applicable state law, or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. The Purchaser acknowledges that the Series A Convertible Preferred Stock and the Replacement Warrants (and upon any conversion or exercise thereof, the certificates representing the Common Stock) subscribed for hereby will bear a legend restricting transfer thereof as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION ON THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL
                  AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS
                  THEREFROM."

                  (c) The Company may refuse to recognize a transfer of the Series A Convertible Preferred Stock or the Replacement Warrants on its books should a Purchaser attempt to transfer the Series A Convertible Preferred Stock or the Replacement Warrants otherwise than in compliance with this Section 3.1.
                                                                   -----------

                  (d) The Purchaser has adequate means of providing for his current needs and possible personal contingencies, he anticipates no need now or in the foreseeable future to sell the Series A Convertible Preferred Stock or the Replacement Warrants (or upon any exercise thereof, the Common Stock) which he is purchasing and he can afford the loss of his entire investment in the Company.

                  (e) The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                  (f) The Purchaser confirms that all documents, records and books pertaining to his proposed investment in the Company have been made available to him. The Purchaser is aware that no federal or state agency has passed upon the Securities or made any finding or determination concerning the fairness of the investment represented thereby.

                  (g) The Purchaser had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Purchaser. The Purchaser understands that no person other than the Company has been authorized to make any representation or warranty other than as contained herein (including the Exhibits hereto) and, if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not rendered any investment or tax advice to the Purchaser with respect to the suitability of an investment in the Securities or the tax consequences thereof. The Company has urged each Purchaser to consult his own tax adviser concerning any tax matters relating to this investment.

                  (h) The Securities that the Purchaser is acquiring will be acquired for his own account for investment. The Purchaser intends to hold the Series A Convertible Preferred Stock and the Replacement Warrants (and upon any conversion or exercise thereof, the Conversion Stock) indefinitely and, subject to his rights under the Registration Rights Agreement, he is not purchasing such Securities with a view toward distribution in a manner which would require registration under the Securities Act, and he does not presently have any reasons to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell, the Series A Convertible Preferred Stock and the Replacement Warrants (or upon any conversion or exercise thereof, the Conversion Stock) which he is purchasing hereunder, subject, nevertheless, to any requirement of law that the disposition of his property shall at all times be within his control.

                  (i) The Purchaser acknowledges that it has been called to his attention by those individuals with whom he has dealt in connection with his investment in the Company that his investment in the Company involves a high degree of risk.

                  (j) The Purchaser has received no representations or warranties from the Company other than those contained herein (including the Schedules and Exhibits hereto) or otherwise furnished in writing and signed by the Company.

                  (k) The Purchaser, if a corporation, partnership, trust or other form of business entity: is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Agreement and the Exhibits hereto to which it is a signatory; represents that the purchase of the Securities will not result in a breach of or violation of the terms or provisions of, or constitute a default under, the certificate of incorporation, by-laws, or other charter document of such entity or any indenture or other agreement or instrument by which the entity or its property is bound, or violate any applicable law, administrative regulation, or court decree; and represents that such entity has its principal place of business as set forth on its signature page and that such entity has not been formed for the specific purpose of acquiring the Securities. If the Purchaser is one of the aforementioned entities, it shall supply any additional written information that reasonably may be required by the Company.

                  (l) All of the information that the Purchaser has heretofore furnished or which is set forth in this Agreement and the Schedules and Exhibits hereto with respect to his financial position and business status is correct and complete in all material respects as of the date of this Agreement and, if there should be any material and adverse change in such information prior to the Closing, the Purchaser will promptly furnish the revised or corrected information to the Company.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

                  The Company, so long as any Series A Convertible Preferred Stock shall be outstanding, agrees to perform and comply with each of the following covenants.

                  4.1  Financial Statements; Information.
                       ---------------------------------

                  The Company shall furnish to each Holder of the Series A Convertible Preferred Stock the following:

                  (a)  Financial Information. The Company shall send, or cause
                       ---------------------
to be sent, to each Holder (i) its consolidated audited annual financial statements, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the same have been issued, together with the report thereon by independent public auditors but in any event no later than ninety (90) days after the end of such fiscal year, (ii) its unaudited quarterly consolidated financial statements, of each of the first three fiscal quarters of its fiscal year, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the end of each fiscal quarter but in any case within forty-five days of the end of its fiscal quarters, certified by its duly authorized chief financial officer, and (iii) such financial or other information relating to the Company and its Subsidiaries or any of the transactions contemplated by this Agreement or any Exhibit to which the Company is a party, as may be reasonably requested by Holders of at least a majority of the shares of Common Stock that would then be issuable upon (i) conversion of all of the then-outstanding shares of Series A Convertible Preferred Stock and (ii) exercise of all of the then-outstanding Replacement Warrants.

                  (b)  Information Delivered to Creditors. Concurrently with the
                       ----------------------------------
furnishing thereof, copies of any statements, reports or documents relating to the business or condition generally of the Company or any Subsidiary which are furnished by the Company or any Subsidiary to any holder of funded debt of the Company or Subsidiary, or any notices which are so furnished, in each case pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished pursuant to any other clause of this
Section 4.1
------------

                  (c)  Commission and Other Reports. Promptly upon their
                       ----------------------------
becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Company to any class of its security holders (in their capacity as such) or by any Subsidiary to any class of its security holders other than the Company or another Subsidiary, (ii) all regular and periodic reports and all registration statements, forms and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries, and (iv) all material notices or other communications received by the Company or by any of its Subsidiaries from any Governmental Body (including without limitation the Commission).

                  (d)  Audit Reports. Promptly upon receipt thereof, one copy of
                       -------------
each other report submitted to the Company or to any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries.

                  (e)  Defaults, etc. Promptly upon and in any event within five
                       -------------
Business Days after any officer of the Company obtains knowledge that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any debt for borrowed money in excess of $100,000 or with respect to the occurrence or existence of any event or condition of such type, written notice in reasonable detail specifying the facts and circumstances of such condition, event or action and the Company's proposed course of action with respect thereto.

                  (f)  Litigation, etc. Promptly and in any event within five
                       ---------------
Business Days after any officer of the Company obtains knowledge of any litigation, administrative proceeding or judgment (i) affecting the Company or any of its Subsidiaries which involves claims against the Company or its Subsidiaries aggregating, when taken together with all other such litigation, proceedings and judgments, $100,000 which are not considered by the Company, in its reasonable judgment, to be covered by insurance, or (ii) relating in any material way to this Agreement, the Securities or any other Exhibit hereto, notice thereof specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment.

                  (g)  Certificates of Compliance. Concurrently with the
                       --------------------------
furnishing of the annual and quarterly financial statements pursuant to subsection (a) above, the Company shall furnish or cause to be furnished to each Purchaser a certificate in form and substance reasonably satisfactory thereto signed by the Company's chief executive officer stating (i) that the Company has timely fulfilled all of its obligations under this Agreement, the Securities and the other Exhibits hereto; and (ii) that all representations made herein and therein continue to be true and correct or specifying the nature of any change that has caused any such representation to no longer be true and correct; and
(iii) containing or accompanied by such financial or other details, information and material as such Purchaser reasonably may request to evidence such compliance.

                  4.2  Corporate Existence.
                       -------------------

                  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  4.3  Compliance with Laws; Government Filings.
                       ----------------------------------------

                  The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all laws, statutes, rules, regulations and ordinances and all orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of the business of the Company or Subsidiary and the ownership of the properties of the Company or Subsidiary (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                  4.4  Environmental Matters.
                       ---------------------

                  (a) The Company shall, and shall cause each of its Subsidiaries to, (i) obtain and maintain in full force and affect all Environmental Permits that may be required from time to time in order for the Company and such Subsidiary to comply in all material respects with all Environmental Laws applicable to the Company or such Subsidiaries and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, (i) cause or allow (A) any Hazardous Substance to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities described in the foregoing clause (i) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that will not have a Material Adverse Effect.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

                  5.1  Expenses.
                       --------

                  Whether or not the transactions contemplated by Article I hereof are consummated (unless the failure to consummate such transactions is due to a continuing breach by the Purchasers of their obligations hereunder), the Company shall: (a) directly pay the reasonable fees and expenses of special counsel to each Purchaser incurred in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent pursuant to the provisions hereof, and all other expenses in connection with the foregoing (including, without limitation, (i) document production and reproduction expenses and (ii) attorneys' fees and other costs and expenses incurred in connection with any filings with the Commission occasioned by the transactions contemplated hereby); (b) reimburse each Purchaser for his reasonable out-of-pocket expenses in connection with each such actual or proposed amendment, waiver or consent pursuant to the provisions of this Agreement, and any items of the character referred to in clause (a) which shall have been paid by any Purchaser; and (c) pay all documentary, stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Series A Convertible Preferred Stock or Replacement Warrants or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Series A Convertible Preferred Stock, the Replacement Warrants or any other Exhibit and save each Purchaser harmless and indemnify each Purchaser against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive payment for and transfer of any Series A Convertible Preferred Stock or Replacement Warrants.

                  5.2  Reliance on and Survival of Representations and
                       -----------------------------------------------
Covenants.
---------

                  Each agreement, covenant, representation and warranty of the Company herein or in any Exhibit or of (or on behalf of) the Company in any certificate or other instrument delivered pursuant hereto or thereto shall: (a) be deemed to be independently material and to have been relied upon by each Purchaser, notwithstanding any investigation heretofore or hereafter made by each Purchaser or on his behalf, and (b) survive the execution and delivery of this Agreement and the issuance of the Securities to each Purchaser and any investigation made at any time by him or on his behalf or any disposition of any of the Securities.

                  5.3  Amendment and Waiver. Any term, provision, covenant,
                       --------------------
agreement or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), only by one or more substantially concurrent written instruments signed by the Company and by Holders of not less than 66 2/3% of the shares of Common Stock that would then be issuable upon (i) conversion of all of the then-outstanding shares of Series A Convertible Preferred Stock and (ii) exercise of all of the then-outstanding Replacement Warrants.

                  5.4  Directly or Indirectly.
                       ----------------------

                  Where any provision of this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                  5.5  Successors and Assigns.
                       ----------------------

                  All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and, in the case of any Holder, registered assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by the Purchaser or his successors or assigns.

                  5.6  Notices.
                       -------

                  Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the Company at 7030 Empire Central Drive, Houston, Texas 77040 (with a copy sent by telefax transmission to it at (713) 896-4511), marked to the attention of the President, or at such other address as the Company may hereafter designate by notice in accordance with this Section to each Holder of Series A Convertible Preferred Stock or Replacement Warrants at the time outstanding, or (b) if to the Purchasers, at the address of each Purchaser as set forth in Schedule 1.2 or at such other address as such
                          ------------
Purchaser may hereafter designate by notice in accordance with this Section to the Company, or (c) if to any other Holder of any Series A Convertible Preferred Stock or Replacement Warrants, at the address of such Holder as it appears on the Company's records.

                  5.7  LAW GOVERNING.
                       -------------

                  THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF TEXAS.

                  5.8  SUBMISSION TO JURISDICTION;
                       Service of Process.
                       --------------------------

                  (a) IN RELATION TO ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SECURITIES, THE COMPANY AND EACH PURCHASER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTIES OF HARRIS OR DALLAS, STATE OF TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE SECURITIES MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY AND EACH PURCHASER WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO
                                                       --------------------
THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

                  5.9  Headings, etc.
                       -------------

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section, clause or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section, clause or other subdivision of, or to that schedule or exhibit to, this Agreement.

                  5.10 Entire Agreement.
                       ----------------

                  This Agreement (including the Appendices, Schedules and Exhibits hereto) embodies the entire agreement and understanding among the Company and the Purchasers and supersedes all prior agreements and understandings among such parties relating to the subject matter hereof. In particular, and notwithstanding anything to the contrary that may be set forth therein, the Senior Notes, the Existing Warrants, the loan agreements providing for the issuance of the Senior Notes, the Guaranty Agreements executed by certain subsidiaries of the Company with respect to the Senior Notes, the Security Agreements executed by those subsidiaries with respect to the Senior Notes, the Registration Rights Agreements executed by the Company with respect to the Senior Notes, and the Second Intercreditor Agreement, dated March 16, 2000, by and among the Company and certain of the Purchasers, shall terminate automatically upon consummation of the Closing without the necessity of any further action and thereafter shall have no further force or effect.

                  5.11 Indemnification.
                       ---------------

                  In consideration of the execution and delivery of this Agreement by each Purchaser, the Company hereby agrees to indemnify, defend and hold each Purchaser and each Holder from time to time, and each officer, director, general and limited partner (and each director and officer thereof), affiliate, controlling Person, employee and agent of any of them (herein collectively called the "Indemnitees") free and harmless in full from and
                         -----------
against, and to pay in cash promptly upon demand, any and all claims, actions, causes of action, suits or other proceedings (whether or not any such Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable fees and disbursements of counsel, consultants and experts and claims relating to personal injury or property damage or the enforcement of this indemnity (herein called the "Indemnified Liabilities",
                                                  -----------------------
which term shall not include, however, in respect of any particular Indemnitee, liabilities incurred by reason of the gross negligence or willful misconduct of such Indemnitee) incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any failure of any representation or warranty of the Company set forth herein to be true and correct when made or any failure by the Company to comply with any of its covenants or agreements set forth herein. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of, and obligations of the Company under, this
Section 5.12 shall survive the execution and delivery of this Agreement, the
------------
delivery or transfer of any Series A Convertible Preferred Stock or Replacement Warrants, the enforcement of any provision hereof or thereof, the consummation of the transactions to occur at the Closing, and any amendments or waivers, and shall be enforceable by each Indemnitee separately or together; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Company without first resorting to any other rights of indemnification or otherwise that it may have.


                  5.12   Interpretive Provision; Currency.
                         --------------------------------

                  Wherever any representation, warranty or other statement made by the Company in this Agreement is limited to the best of the Company's knowledge, such limitation shall mean the actual knowledge or awareness of any person who, on the date hereof, is an executive officer or director of the Company after due inquiry of the circumstances thereof. Unless otherwise expressly provided in a particular instance, all references herein to dollars or "$" shall mean United States dollars.

                  5.13   Severability.
                         ------------

                  Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  5.14   Counterparts.
                         ------------

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile of the signature of a party to this Agreement or any related document shall be sufficient to bind that party.

                  5.15   Finder's Fee.
                         ------------

                  (a) The Company represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Units and agrees to indemnify and hold the Purchasers harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Company or any Subsidiary.

                  (b) Each Purchaser represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Units and agrees to indemnify and hold the Company harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of such Purchaser.


        [The Remainder of this Page has been Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first before written.


                                    COMPANY:

                                    FLOTEK INDUSTRIES, INC.


                                    By:_______________________________________
                                       Jerry D. Dumas, Sr., President and CEO


                                    PURCHASERS:

                                    TOSI, L.P.

                                    By:  Pitman Property Corp., a Texas
                                         corporation, General Partner



                                         By:__________________________________
                                               J. W. Beavers, Jr., President


                                    CHISHOLM ENERGY PARTNERS, L.L.C.


                                    By:_______________________________________
                                          John W. Chisholm, Managing Director


                                    __________________________________________
                                    William R. Ziegler, an individual

                                   ____________________________________________
                                   Thomas H. O'Neill, Jr., an individual


                                   ____________________________________________
                                   James Wadsworth, an individual


                                   ____________________________________________
                                   Oliver W. Robertson, an individual


                                   ____________________________________________
                                   Paul Atanasio, an individual


                                   ____________________________________________
                                   Charles E. Murphy, an individual


                                   ____________________________________________
                                   John Dalrymple, an individual


                                   Springfield Trading S.A.


                                   By__________________________________________
                                   Name:
                                   Title:


                                   ____________________________________________
                                   Jeffrey R. Freedman, an individual

                                   ____________________________________________
                                   Arvind Sanger, an individual


                                   ____________________________________________
                                   Nancy Naples O'Neill, an individual




                                   ____________________________________________
                                   Richard H. Jukes, an individual



                                   SMITH FAMILY 1999 PARTNERSHIP LTD



                                   By:_________________________________________
                                            James H. Smith, Co-Trustee


                                   By:_________________________________________
                                            Joyce B. Smith, Co-Trustee


                                   HINCKLEY BROOK, INC.


                                   By:_________________________________________
                                            Jerry Dumas, President

                                   SAXTON RIVER CORPORATION



                                   By:__________________________________________
                                        Jerry Dumas, President


                                   NOW Ventures, LLC


                                   By:__________________________________________
                                        Thomas H. O'Neill, Jr., Managing Member




                                   _____________________________________________
                                   Tom Bandy, an individual


                                   _____________________________________________
                                   Steven A. Webster, an individual

                                  APPENDIX I
                                  ----------

                                  DEFINITIONS

          As used in this Agreement the following terms shall have the meanings ascribed thereto:

          "Agreement" means this agreement, as it may be amended from time to
           ---------
time, including all schedules and exhibits hereto.

          "Articles of Amendment" means the Articles of Amendment to be filed
           ---------------------
with the Alberta Municipal Affairs Registries pursuant to the Business Corporation Act (Alberta) to create the Series A Convertible Preferred Stock out of the authorized but undesignated first preferred shares of the Company, in the form of Exhibit A hereto.

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

          "Closing" has the meaning set forth in Section 1.3.
           -------                               ------------

          "Commission" means the Securities and Exchange Commission or any other
           ----------
United States agency at the time administering the Securities Act.

          "Common Stock" means common stock of the Company, no par value.
           ------------

          "Company" means Flotek Industries, Inc., an Alberta corporation.
           -------

          "Company Premises" means real property in which (a) the Company, (b)
           ----------------
any Subsidiary of the Company or (c) any Person which has at any time been a Subsidiary of the Company at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

          "Conversion Stock" means the shares of Common Stock issuable upon
           ----------------
conversion of the Series A Convertible Preferred Stock and upon exercise of the Replacement Warrants.

          "Environmental Claims" has the meaning set forth in Section 2.11(c).
           --------------------                               --------------

          "Environmental Law" means any Law relating to (a) the environment,
           -----------------
human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances,

          "Environmental Permit" means any and all permits, consents, licenses,
           --------------------
approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Exhibit" means any of the exhibits to this Agreement, including such
           -------
exhibits as executed and delivered pursuant to the terms of this Agreement.

          "Existing Warrants" means the warrants to purchase Common Stock of the
           -----------------
Company issued in connection with the issuance of the Senior Notes being converted pursuant to this Agreement. The aggregate number of Existing Warrants is 73,333,332, and the number of Existing Warrants held by each Purchaser, and being canceled pursuant to this Agreement, is set forth on Schedule 1.2.

          "Financial Statements" means (i) the audited consolidated balance
           --------------------
sheet, statement of operations and cash flows of the Company and the Subsidiaries as of and for the period ended February 29, 2000, and (ii) the unaudited consolidated balance sheets, statements of operations and cash flows of the Company and the Subsidiaries as of and for the period ended May 31, 2000, in each case, together with the notes thereto.

          "GAAP" means generally accepted accounting principles as from time to
           ----
time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

          "Governmental Body" means any federal, state, provincial, municipal,
           -----------------
local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

          "Hazardous Substances" means collectively, contaminants; pollutants;
           --------------------
toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; poly-chlorinated biphenyls; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

          "Holder" means initially a Purchaser and thereafter such person who
           ------
from time to time is the registered Holder of Series A Convertible Preferred Stock or Replacement Warrants.

          "Indemnified Liabilities" has the meaning set forth in Section 5.12.
           -----------------------                               ------------

          "Indemnitees" has the meaning set forth in Section 5.12.
           -----------                               ------------

          "Law" means any past, present or future common law, statute,
           ---
ordinance, code, treaty, law, rule, regulation, ordinance, code, plan, permit, grant, franchise, concession, restriction, agreement, Order, technical or other standard, requirement or procedure, in each case enacted, adopted, promulgated, applied or followed by any Governmental Body.
                  "Material Adverse Effect" means any circumstance or event
                   -----------------------
which is material and adverse to the financial condition or business operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  "Orders" means any and all judgments, writs, injunctions,
                   ------
awards, decrees, findings, rulings or orders of any Governmental Body.

                  "Permitted Liens" means (i) liens of carriers, warehousemen,
                   ---------------
mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of government insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP, (iii) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP.

                  "Person" means a corporation, a general partnership, a limited
                   ------
partnership, a limited liability company, a trust, an organization or business, an association, an individual, a Government Body or any other entity.

                  "Plan" means any plan subject to Title IV of ERISA and
                   ----
maintained by the Company or by any of its Subsidiaries, or any such plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees.

                  "Purchaser" means a person set forth on Schedule 1.2 with
                   ---------                              ------------
respect to that number of Units set forth opposite his name, and Purchasers means two or more Purchasers.

                  "Replacement Warrant" means a warrant of the Company to
                   -------------------
purchase shares of Common Stock at an exercise price of $0.03 per share, in the form of Exhibit B.
        ---------

                  "Securities" means the Units and the Conversion Stock.
                   ----------

                  "Securities Act" means the Securities Act of 1933, or any
                   --------------
similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Senior Notes" means the promissory notes evidencing the debt
                   ------------
of the Company being converted pursuant to this Agreement. The aggregate principal amount of the Senior Notes is $2,200,000 and are held by the Purchasers in the individual amounts set forth on Schedule 1.2.

                  "Series A Convertible Preferred Stock" means the Series A
                   ------------------------------------
Convertible Preferred Stock of the Company to be created upon the filing of the Articles of Amendment.

                  "Stock Rights" means any rights (either preemptive or
                   ------------
otherwise) or warrants to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, or any capital stock or other securities convertible into or exchangeable for, any capital stock or other securities of a given Person.

                  "Subsidiary" means any corporation or other legal entity 50%
                   ----------
or more of the voting equity of which is owned by the Company or another Subsidiary of the Company. For these purposes voting equity means the capital stock or other form of ownership which ordinarily, in the absence of contingencies, entitles the holder to elect corporate directors or persons performing similar functions.

                  "Taxes" means any and all taxes, charges, fees, levies or
                   -----
other similar assessments or liabilities (including, without limitation, income, receipts, ad valorem, value added, excise, property (whether real property or personal property), sales, transfer, occupation, service, stamp, use, licensing, withholding, employment or unemployment, payroll, share, capital, surplus, profits, franchise, occupational, net worth or other taxes) imposed by any Governmental Body, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and any interest, fines, penalties, assessments, deficiencies or additions to any such tax.

                  "Unit" means a unit of securities consisting of one share of
                   ----
Series A Convertible Preferred Stock and a detachable Replacement Warrant to purchase 33,333 shares of Common Stock at an exercise price of $0.03, issued by the Company.

                                 SCHEDULE 1.2

                                  PURCHASERS


                                                                                Total Debt      Existing              No. of Units
                                            Principal Amt     Interest on       Being           Warrants              Subscribed
                                            of Debt Being     Debt Being        Exchanged       Being Exchanged/1/      For
Purchaser                                   Exchanged (P)     Exchanged (I)     (P+I=T)         (P/.03)               (T/$1,000)
TOSI, L.P.                                     $ 750,000         $ 89,792      $  839,792            25,000,000          839.792
3900 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201
Attention: Mr. David S. Hunt
Fax: 214-880-7101
TIN:

CHISHOLM ENERGY PARTNERS,                      $ 540,000         $ 50,001      $  590,001            18,000,000          590.001
L.L.C.
Chisholm Energy Partners, L.L.C.
1160 Dairy Ashford
Suite 125
Houston, Texas 77079
Attention: John Chisholm
Fax: 281-497-7974
TIN:

WILLIAM R. ZIEGLER                             $ 100,000         $  5,751      $  105,751             3,333,333          105.751
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

HINCKLEY BROOK, INC.                           $  35,000         $  2,819      $   37,819             1,166,667           37.819
7030 Empire Central Drive
Houston, Texas 77040
Attention: Jerry Dumas
Fax: 713-896-4511
TIN:

SAXTON RIVER CORPORATION                       $  55,000         $  6,551      $   61,551             1,833,333           61.551
7030 Empire Central Drive Houston,
Texas 77040 Attention: Jerry Dumas
Fax: 713-896-4511
TIN:

                                                                                Total Debt      Existing              No. of Units
                                            Principal Amt     Interest on       Being           Warrants              Subscribed
                                            of Debt Being     Debt Being        Exchanged       Being Exchanged/1/      For
Purchaser                                   Exchanged (P)     Exchanged (I)     (P+I=T)         (P/.03)               (T/$1,000)
THOMAS H. O'NEILL, JR.                         $   25,000          $    806     $  25,806              833,333             25.806
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

JAMES WADSWORTH                                $   50,000          $  1,458     $  51,458            1,666,667             51.458
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

OLIVER W. ROBERTSON                            $  100,000          $  1,570     $ 101,570            3,333,333            101.570
7030 Empire Central Dr.
Houston, Texas 77040
Fax: 713-466-8386
TIN:

PAUL ATANASIO                                  $   25,000          $    625     $  25,625              833,333             25.625
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

JOHN DALRYMPLE                                 $   20,000          $    256     $  20,256              666,667             20.256
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

                                                                                Total Debt      Existing              No. of Units
                                            Principal Amt     Interest on       Being           Warrants              Subscribed
                                            of Debt Being     Debt Being        Exchanged       Being Exchanged/1/    For
Purchaser                                   Exchanged (P)     Exchanged (I)     (P+I=T)         (P/.03)               (T/$1,000)
CHARLES E. MURPHY, JR.                         $  100,000         $  1,750      $ 101,750            3,333,333            101.750
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

SPRINGFIELD TRADING S. A.                      $  100,000         $  1,639      $ 101,639            3,333,333            101.639
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

JEFFREY R. FREEDMAN                            $   50,000          $   639      $  50,639            1,666,667             50.639
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

ARVIND SANGER                                  $   25,000          $   128      $  25,128              833,333             25.128
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

NANCY NAPLES O'NEILL                           $   25,000          $   389      $  25,389              833,333             25.389
c/o William R. Ziegler
Satterlee Stephens Burke & Burke
LLP
230 Park Avenue, 11/th/ Floor
New York, NY 10169
Fax: 212-682-9112
TIN:

                                                                            Total Debt       Existing             No. of Units
                                     Principal Amt      Interest on         Being            Warrants             Subscribed
                                     of Debt Being      Debt Being          Exchanged        Being Exchanged/1/   For
Purchaser                            Exchanged (P)      Exchanged (I)       (P+I=T)          (P/.03)              (T/$1,000)
RICHARD H. JUKES                     $     25,000         $     424        $    25,424             833,333           25.424
611 Santa Maria St.
Sugar Land, Texas 77478
Fax:
TIN:

SMITH FAMILY 1999 PARTNERSHIP        $     25,000         $     424        $    25,424             833,333           25.424
LTD
107 Fountainbleau Ave.
Longview, Texas 75605
Fax:
TIN:

NOW VENTURES, LLC                    $     50,000         $       0        $    50,000           1,666,667           50.000
50 Fountain Plaza
Buffalo, NY 14202
Fax: (716) 842-2514
TIN:

TOM BANDY                            $     50,000         $     333        $    50,333           1,666,667           50.333
7880 San Felipe
Ste. 200
Houston, TX 77063
Fax:
TIN:

STEVEN A. WEBSTER                    $     50,000         $     417        $    50,417           1,666,667           50.417
                                     ------------         ---------        -----------          ----------        ---------
901 Threadneedle
Houston, Texas 77079
Fax: 713-558-3011
TIN:

                             TOTAL   $  2,200,000         $ 165,770        $ 2,365,770          73,333,332        2,365.770

/1/ Includes the number of shares of Common Stock into which the Senior Notes held by the respective Purchaser are convertible.

                                SCHEDULE 2.1(a)

                          ORGANIZATION; GOOD STANDING


The Company was an exchange issuer under the Securities Act (British Columbia) R.S.B.C. 1996, c.418, (the "Act") until April 21, 1999 when the common shares of the Company were de-listed from the Vancouver Stock Exchange at the request of the Company. Due to the fact the Company failed to file certain required financial records, on November 3, 1999 the British Columbia Securities Commission (the "BCSC") ordered under section 164(l) of the Act that all trading in the securities of the Company cease until the requisite records were filed. Specifically, the Company failed to file:

     (a) a comparative financial statement for its financial year ended February 28, 1999, as required under Section 145 of the Securities Rules, B.C. Reg. 194/97 (the "Rules");

     (b) interim financial statements for the three month period ended May 31, 1999 and for the six month period ended August 31, 1999, as required under Section 144(l) of the Rules; and

     (c) a quarterly report for the period ended February 28, 1999, as required under Section 152 of the Rules (the "Required Records").

The Required Records were filed on January 28, 2000 and on February 4, 2000 the BCSC notified the Company's Canadian counsel that the following additional information was required in order for the Company to bring its filings up to date:

     (a) a reconciliation to Canadian GAAP and/or GAAS per Section 2(2), 2(3) and 2(4) of the Rules;

     (b) breakdowns of certain expenditures per Schedule "B" of Form 61 (see also Section 3(9) of the Rules)

          (i)   General & Administration - $735,065.00
          (ii)  Cost of Sales - $1,149,343.00
          (iii) Selling - $1,015,172.00; and

     (c) confirmation that revised statements have been distributed to security holders.

The BCSC also advised that the audit report was still under review by its Chief Accountant.

On February 18, 2000 the interim financial statements for the third quarter ending November 30, 1999 were filed with the BCSC.

In addition, comparative financial statements for the financial year ended February 28, 2000 were due July 18, 2000 and interim financial statements for the three month period ended May 31, 2000 were due July 30, 2000.

Finally, Flotek failed to file its annual report for 1999 with Alberta Corporate Registry.

                                SCHEDULE 2.1(b)

                                 STOCK RIGHTS

In addition to the 73,333,332 Existing Warrants being canceled pursuant to this Agreement, as of April 30, 2000, there are options outstanding to purchase an aggregate of 5,635,000 shares of Common Stock granted to officers, directors and employees of the Company. The exercise prices of those options range from US$0.03 per share to CDN$0.17 per share.

                                SCHEDULE 2.1(c)

                        CAPITALIZATION OF SUBSIDIARIES

Name of Subsidiary              Jurisdiction of Incorporation          Authorized Capital          Outstanding
Turbeco, Inc.                   Texas                                  500 shares of               500 shares of
                                                                       common stock                common stock

USA Petrovalve, Inc.            Texas                                  100,000 shares of           1,000 shares of
                                                                       common stock                common stock

Petrovalve                      Barbados                               1,000,000 shares of         1,000 shares of
International                                                          common stock                common stock
(Barbados), Inc.

Petrovalve, Inc.                Delaware                               1,000,000 shares of         1,000 shares of
                                                                       common stock                common stock

Petrovalve                      Alberta, Canada                        20,000 shares each of       7,450 shares of
International, Inc.                                                    Class A voting              Class A voting
                                                                       shares; Class B             shares
                                                                       voting shares; Class
                                                                       B redeemable
                                                                       preferred stock; and
                                                                       Class D non-voting
                                                                       shares

                                 SCHEDULE 2.2

                            STATUS OF SUBSIDIARIES


         Petrovalve International, Inc. ("PII") has not filed all of the reports required to be filed by it under the Alberta Business Corporations Act and has been involuntarily dissolved/stricken off by the Alberta authorities. The Company has been informed that once such filings have been brought up to date, the existence of PII may be reinstated. The Company intends to diligently pursue such steps as are required to reinstate PII.

                                 SCHEDULE 2.5

                          COMPLIANCE WITH LAWS, ETC.



                                     NONE

                                 SCHEDULE 2.9

                                 DEBTS; LIENS


1. The Senior Notes, described on Schedule 1.2. The Senior Notes are secured by substantially all of the assets of the Company.

2.   Capital Leases:

          Newcourt Lease equipment (1 year)
          Saxton River computer lease (2 years)
          Hinkley Brook 3 autos (36 months)
          Saxton River machinery, Mason, TX
          Copelco Lease, Printer/copier
          Mellon Lease, forklift, Lafayette

3. Property Mortgage in Mason, Texas in the original principal amount of $135,000; current principal balance is $111,337.95.

4.   Ford Motor Credit, purchase of 2 vehicles

                                 Schedule "A"

                          DESIGNATIONS, PREFERENCES
                      AND RIGHTS OF SERIES A CONVERTIBLE
                                PREFERRED STOCK

                                      OF

                            FLOTEK INDUSTRIES, INC.


     1.   Dividends. The holders of the then outstanding Series A Convertible
          ---------
Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of ten percent (10%) of the Liquidation Preference except as otherwise stated herein. Such cumulative dividends shall accrue from April 30, 2000, notwithstanding a later date of original issuance. Dividends shall be payable on the Series A Convertible Preferred Stock then outstanding in cash (i) quarterly on the fifteenth day of March, June, September, and December of each year (each, a "Dividend Payment Date"), whether or not earned or declared by the Board of Directors, or (ii) at the time of conversion, redemption, or exchange (as provided herein) of the Series A Convertible Preferred Stock on which the dividend is to be paid, whichever is sooner, in preference to and in priority over dividends upon the common stock or any other class or series of preferred stock of the Corporation (collectively, the "Junior Stock"). Except as otherwise specified herein, accrued and unpaid dividends shall compound quarterly at a rate of ten percent (10%) per annum from the preceding Dividend Payment Date until paid in full in cash. No dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series A Convertible Preferred Stock in an amount for each such share of Series A Convertible Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Convertible Preferred Stock could then be converted. Without limiting the generality of the immediately-preceding sentence, during any period when the Corporation has failed to pay the full amount of the dividends on the Series A Convertible Preferred Stock for any preceding quarterly period and until all such accrued and unpaid dividends are paid in full, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, other than redemptions, purchases or other acquisitions of Junior Stock in exchange for any shares of Junior Stock. As used herein, "accrued dividends" and "accrued and unpaid dividends" shall mean accrued dividends, including, without limitation, the amount compounded thereon. Accumulated but unpaid dividends may be declared by the Board of Directors and paid on any date fixed by the Board of Directors to holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors. Dividends on Series A Convertible Preferred Stock shall be paid in the chronological order in which they accrue.

     2.   Conversion. The holders of the Series A Convertible Preferred Stock
          ----------
shall have the following conversion rights:

     (a)  Shareholders' Right of Conversion. Subject to and upon compliance with
          ---------------------------------
the provisions of this paragraph 2, any holder of shares of Series A Convertible Preferred Stock shall have the right, at his option, at any time after the issue date thereof (except that if any such share has been properly called for redemption pursuant to Section 7 hereof, then, as to such share, such right shall terminate at the close of business on the date immediately prior to the date fixed for its redemption, unless the Corporation defaults in its obligation to provide sufficient funds for the redemption of such share), to convert each such share into fully paid and non-assessable shares of Common Stock (as defined herein), at the conversion ratio (the "Conversion Ratio") determined by dividing US$0.03 (the "Conversion Price") by the Liquidation Preference for such share, and by surrender of shares of Series A Convertible Preferred Stock so to be converted, such surrender to be made in the manner provided in subsection (c) of this paragraph 2.

     The term "Common Stock" shall mean the Common Stock, no par value, of the Corporation as the same exists at the date of this resolution or as such stock may be constituted from time to time, except that for the purposes of subsection
(d) of this paragraph 2 the term "Common Stock" shall also mean and include stock of the Corporation of any class (other than Series A Convertible Preferred Stock), whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

     (b)  Exercise of Conversion Right. In order to exercise the conversion
          ----------------------------
privilege, the holder of each share of Series A Convertible Preferred Stock to be converted shall deliver written notice of election to convert (a "Notice of Election to Convert") which specifies the names and addresses of the persons to whom the Common Stock is to be issued, and the number (in whole shares) of shares of Series A Convertible Preferred Stock to be converted and the certificate number(s) therefor and which is duly executed by or on behalf of such holder, and shall surrender the certificate representing such share at the office of the conversion agent for the Series A Convertible Preferred Stock appointed for such purpose by the Corporation. Unless the certificate for shares issuable on conversion is to be issued in the same name as the name in which the certificate for shares of Series A Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of the certificates for shares of Series A Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order to such other person as such holder may designate (including without limitation to a broker or other person acting as agent for such holder or his transferee), a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 2. Any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this paragraph 2. In the event that a holder desires to effect a sale pursuant to Rule 144 under the Securities Act of the shares of Common Stock underlying shares of Series A Convertible Preferred Stock that he holds, the Corporation agrees to use its best efforts to facilitate conversion of such holder's shares of Series A Convertible Preferred Stock into the shares of Common Stock to be so sold at the earliest possible time.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open. All shares of Common Stock delivered upon conversions of the Series A Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges (other than restrictions on transfer arising under federal and state securities laws), not subject to any preemptive rights.

     (c)  Cash Payment for Fractional Shares. No fractional shares or scrip
          ----------------------------------
representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as determined in a reasonable manner prescribed by the Board of Directors in its discretion) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price (as defined herein) of the shares of Series A Convertible Preferred Stock so surrendered.

     (d)  Adjustments to Conversion Ratio. The Conversion Ratio shall be
          -------------------------------
adjusted from time to time as follows:

          (i) In case the Corporation shall hereafter (A) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (i), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) reasonably shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

          (ii) If at any time after the date of issuance of the shares of Series A Convertible Preferred Stock, the Corporation shall issue, or sell or fix a record date for the issuance of, any (A) Common Stock or
          (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the Conversion Price then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon the conversion of the Series A Convertible Preferred Stock shall be increased so that the holders of the Series A Convertible Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so sold (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so sold) would purchase at such Conversion Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock so sold (or into which the convertible or exchangeable securities or rights, options or warrants so sold are initially convertible or exchangeable or exercisable, as the case may be). Notwithstanding anything contained herein to the contrary, the provisions of this paragraph 2(e)(ii) shall not apply to any issuance of shares of Common Stock to employees, officers or directors of the Corporation pursuant to the exercise of options granted under a stock option plan approved by the Board (a "Stock Option Plan"); provided, however, that in no event
                                         --------  -------
          shall the total number of shares of Common Stock issuable upon the exercise of options granted pursuant to all Stock Option Plans exceed five percent (5%) of all shares of outstanding Common Stock calculated on a fully-diluted basis.

          (iii) In case the Corporation shall distribute pro rata to holders of shares of its Common Stock evidences of its indebtedness or assets (excluding any cash dividends payable on Common Stock or equity securities of the Corporation) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in subdivision (ii) above), then in each case the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the Average Market Price (as defined below) for a share of Common Stock on the record date mentioned below, and of which the denominator shall be such Average Market Price, less the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive) as of such record date of the portion of such evidences of indebtedness or assets or rights or warrants to subscribe which are applicable to one of the outstanding shares of Common Stock. Such adjustment shall be made whenever such a distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (iv) In any case in which this paragraph 2 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of the chief financial officer of the Corporation required by subdivision (vi) of this subsection (d)) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Ratio prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

          (v) No adjustment in the Conversion Ratio shall be required to be made unless such adjustment would require an increase or decrease of at least one percent (1%) of such Conversion Ratio; provided, however,
                                                              --------  -------
          that any adjustments which by reason of this subdivision (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 2 shall be to the nearest 1/100th of a share. Anything in this paragraph 2 to the contrary notwithstanding, the Corporation shall be entitled to make such adjustment in the Conversion Ratio, in addition to those required by this paragraph 2, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

          (vi) Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall promptly file with the conversion agent, and mail to the holders of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, a certificate of the chief financial officer of the Corporation setting forth the Conversion Ratio before and after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

          (vii) In the event that at any time as a result of an adjustment made pursuant to subdivision (i) of this subsection (e), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Ratio of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 2.

          (viii) The "Average Market Price" of Common Stock at any date shall be deemed to be the average of the Current Market Prices (as defined below) for the 30 consecutive business days commencing 45 business days before the date in question. The "Current Market Price" on any given day shall mean the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Common Stock as reasonably determined by the Board of Directors.

          (e)  Notices of Record Date. In case:
               ----------------------

               (i) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

               (ii) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

     then the Corporation shall cause to be mailed to the holders of shares of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the

     Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (i) or (ii) of this subsection (e).

          (f)  Reservation of Common Stock for Conversion. The Corporation
               ------------------------------------------
     covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock not theretofore converted. For purposes of this subsection (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (g)  Taxes Upon Conversion. The Corporation will pay any and all
               ---------------------
     documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series A Convertible Preferred Stock pursuant hereto; provided, however,
                                                           --------  -------
     that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

          (h)  Modification of Common Stock. Notwithstanding any provision
               ----------------------------
     herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (each, a "non-electing share"), then for the purpose of this subsection (h) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series A Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph 2 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Convertible Preferred Stock. Any such adjustment shall be approved by the Board of Directors, evidenced by a certificate of the chief financial officer of the Corporation to that effect delivered to the conversion agent and to each holder of Series A Convertible Preferred Stock.

          The above provisions of this subsection (h) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

          (i)  Certificate for Unconverted Shares. In the event some but not all
               ----------------------------------
     of the shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

          3.   Reissuance of Series A Convertible Preferred Stock. Shares of
               --------------------------------------------------
     Series A Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Alberta) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation (other than Series A ).

          4.   Liquidation Preference.
               ----------------------

          (a)  Priority. In the event of a Liquidation Event (as defined below),
               --------
     the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount in cash equal to US$1,000 per share plus an amount equal to the dividends accrued but unpaid and accumulated thereon (whether or not declared), to the date of such distribution (the "Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets distributed among the holders of Series A Convertible Preferred Stock of the Corporation shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Series A Convertible Preferred Stock of the Corporation. After payment of the aggregate Liquidation Preference as described above shall have been made in full to the holders of the Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Convertible Preferred Stock so as to be available for such payment, the Series A Convertible Preferred Stock shall participate ratably (on a fully-converted basis [but, with respect to options and rights, only to the extent that such options and rights are vested]) with the Common Stock in the distribution of the Corporation's assets until each share of Series A Convertible Preferred Stock shall have received (i) the Liquidation Preference multiplied by (ii) three, after which time the Series A Convertible Preferred Stock shall no longer be entitled to participate in the distribution of the Corporation's assets.

          (b)  Liquidation Event. For the purposes hereof, each of the following
               -----------------
     events shall, at the election of the holders of at least a majority of the then-outstanding shares of the Series A Convertible Preferred Stock, be deemed to be a "Liquidation Event":

               (i) the sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the Corporation's assets (including without limitation intellectual property rights); provided, however, that encumbrance of the Corporation's assets to secure its borrowings authorized by the Board of Directors shall not be deemed to be a Liquidation Event;

               (ii) the acquisition, merger or consolidation of the Corporation with any other entity (other than an entity controlling, controlled by or under common control with, the Corporation) in any transaction or series of transactions in which the Corporation is not the surviving corporation, unless in each case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; and

                    (iii) the liquidation, dissolution and winding up of the
               affairs of the Corporation, whether voluntary or involuntary.

               5.   Voting Rights. Except to the extent provided in Section 6
                    -------------
          below, the holders of shares of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock voting as a single class on all matters to be voted upon by stockholders of the Corporation and to cast a number of votes as shall be equal to the number of full shares of Common Stock into which the Series A Convertible Preferred Stock is then convertible.

               6.   Consent Required. As long as at least 500 shares of Series A
                    ----------------
          Convertible Preferred Stock remain outstanding (as adjusted for each stock dividend, combination, split, or recapitalization with respect to such shares), the Corporation may not effect any of the following without the consent and approval of the holders of at least two-thirds (2/3) of the then-outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class:

                    (a) any Liquidation Event or any other transaction or series of related transactions in which more than fifty percent (50%) of the Corporation's voting power is disposed of;

                    (b) any change in the rights, preferences or privileges of the Series A Convertible Preferred Stock;

                    (c) any increase in the authorized number of shares of the Series A Convertible Preferred Stock;

                    (d) any amendment to the Company's Certificate or Articles of Incorporation;

                    (e) the redemption, repurchase or declaration of a dividend with regard to any security of the Corporation, other than dividends on the Series A Convertible Preferred Stock; provided,
                                                                      --------
               however, that this provision shall not apply to the Corporation's
               -------
               repurchase of Common Stock issued pursuant to the terms of a Stock Option Plan;

                    (f) any increase or decrease in the number of the Corporation's directors;

                    (g) the creation of any new class or series of shares of capital stock having preference over or ranking on a parity with the Series A Preferred Stock;

                    (h) any material change in the Corporation's corporate structure;

                    (i) any material change in the Corporation's primary line(s) of business;

                    (j) any registration under applicable securities laws of any shares of the Corporation's capital stock for public sale, other than pursuant to that certain Registration Rights Agreement dated as of April 30, 2000;

                    (k) the retention or termination or material modification of the duties of the Corporation's executive management team (except as may be agreed in voting trust agreements or the like);

                    (l) a transaction with any officer, director, or beneficial owner of five percent (5%) or more of the outstanding Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) or any Affiliate of any of such persons (other than (A) payment of reasonable salaries, (B) reimbursements of reasonable expenses, (C) transactions pursuant to a Stock Option Plan, and (D) transactions that are on terms no less favorable to the Corporation than those that could generally be obtained in an arm's-length transaction); and

                    (m) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

               7.   Redemption.
                    ----------

               (a)  Requirements. At any time and from time to time, the
                    ------------
     Corporation shall have the right to redeem all, but not less than all, of the then-outstanding Series A Convertible Preferred Stock at a redemption price, in cash, equal to three hundred percent (300%) of the Liquidation Preference (the "Redemption Price").

               (b)  Procedure for Redemption.
                    ------------------------

                    (i) Whenever the Corporation wishes to redeem the shares of the Series A Convertible Preferred Stock as provided herein, written notice ("Redemption Notice") shall be given by the Corporation by facsimile and by first-class mail, postage prepaid, to each holder of Series A Convertible Preferred Stock at such holder's address as the same appears on the stock ledger of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Convertible Preferred Stock to be redeemed except as to the holders thereof to whom the Corporation has failed to give such notice or except as to the holders thereof whose notice was defective. The Redemption Notice shall state:

                         (A)  the Redemption Price;

                         (B) the date fixed for redemption (the "Redemption Date"), which shall be no less than twenty (20) and no more than sixty
         (60) days after the date of the Redemption Notice;

                         (C) a statement to the effect that the Corporation wishes to redeem his shares; and

                         (D) the name of any bank or trust company performing the duties referred to in subdivision (v) of this subsection (b).

         (ii) On or before the Redemption Date, each holder of Series A Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series A Convertible Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, the full Redemption Price for such shares shall be payable in cash to the holder of Series A Convertible Preferred Stock whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares.

         (iii) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, dividends on the Series A Convertible Preferred Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

         (iv) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been given to such bank or trust company in trust for the pro rata benefit of the holders of the Series A Convertible Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, excepting only the right of the holders thereof to receive the amount payable on redemption thereof, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of a State of the United States, shall be doing business in the United States, shall have capital, surplus and undivided profits aggregating at least US$100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares to be redeemed shall look only to the Corporation for payment thereof.

                                       13